UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     March 17, 2004

ABERDEEN MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50048	90-0139266
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2024 105th Pl. S.E., Everett, WA	98208
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (425) 337-7778

Not Applicable

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant

(a)

DeCoria, Maichel & Teague P.S., the Company's independent accountant, resigned as the independent accountant for the Company in a letter dated March 17, 2004.

DeCoria, Maichel & Teague P.S.'s report on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to certainty, audit scope, or accounting principles.

The decision to change accountants was approved by the board of directors of the Company.

During the Company's two most recent fiscal years and all subsequent interim periods preceding the resignation of the Company's accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with the report.

The former accountant's letter of resignation is attached to this Form 8-K as Exhibit 16.1. The former accountant has provided a letter to the Company addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company above regarding the former accountant's resignation. The former accountant's letter is attached to this Form 8-K as Exhibit 16.2.

(b)

The Company has engaged Spector & Wong, LLP, independent accountants, as the Company's principal accountant to audit the Company's financial statements. The date of the engagement is April 5, 2004.

Item 7. Exhibits.

The following exhibits are filed as part of this Current Report on Form 8K:

16.1 Letter, dated March 17, 2004, from DeCoria, Maichel & Teague P.S. submitting its resignation as the Company's independent accountant.

16.2 Letter, dated April 6, 2004, from DeCoria, Maichel & Teague P.S. addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in this Form 8-K regarding its resignation.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                 ABERDEEN MINING COMPANY,

                                                                                                 a Nevada corporation

Date: April 6, 2004	By:/s/ John Ohle
John Ohle
President